                                                                    EXHIBIT 4.13

                     THIRD AMENDMENT TO CREDIT AGREEMENT


        This Third Amendment to Credit Agreement (this "Amendment") dated this 23rd day of December, 1994, by and among THOMAS NELSON, INC., a Tennessee corporation ("Nelson"), THIRD NATIONAL BANK IN NASHVILLE, a national banking association ("TNB") , the other banks and lending institutions listed on the signature pages hereof and any assignees of TNB or such other banks and lending institutions that become "Lenders" as provided herein (TNB, and such other banks, lending institutions and assignees are referred to collectively herein as the "Lenders"), and THIRD NATIONAL BANK IN NASHVILLE (the "Agent") in its capacity as agent for the Lenders and each successor agent for such Lenders as may be appointed from time to time pursuant to Article X of the Credit Agreement (as hereinafter defined).

                             W I T N E S S E T H:

        WHEREAS, Nelson, Lenders and Agent entered into a Credit Agreement dated as of November 30, 1992 (the "Credit Agreement") governing the terms of certain credit facilities more particularly described in the Credit Agreement; and

        WHEREAS, Nelson has requested certain revisions to the Credit Agreement, and Lenders and Agent have agreed to the revisions subject to the terms and conditions of this Amendment.

        NOW, THEREFORE, for and in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. The definition of "Applicable Base Rate Margin" is hereby deleted from pages 2 and 3 of the Credit Agreement and the following definition is substituted in lieu thereof, effective as of December 23, 1994:

                 "Applicable Base Rate Margin" shall mean, with respect to all outstanding Borrowings consisting of Base Rate Advances through March 31, 1994, one percent (1.00%) per annum, and with respect to all outstanding Borrowings consisting of Base Rate Advances thereafter, the higher relevant percentage indicated below based on the percentages indicated for Nelson's Interest Coverage Ratio and Leverage Ratio as determined on the date that is ninety (90) days after the end of each fiscal year of Nelson based upon the audited financial statements for the immediately preceding fiscal year, with such Applicable Base Rate Margin to be immediately effective as of such date with respect to all outstanding amounts under the Revolving Loans or Term Loans, as the case may be:

                                                                 Interest
          Revolving                    Term                      Coverage                   Leverage
            Loans                      Loans                       Ratio                      Ratio
          ---------                    -----                     --------                   --------
            0.75%                      1.0 %                     less than                greater than
                                                                  2.1:1.0                   0.45:1.0

            0.0 %                      0.25%                   greater than               less than or
                                                                or equal to                 equal to
                                                                2.0:1.0 and               0.45:1.0 and
                                                                 less than                greater than
                                                                  3.2:1.0                   0.35:1.0

            0.0 %                      0.0 %                   greater than               less than or
                                                                or equal to                 equal to
                                                                  3.2:1.0                   0.35:1.0

              Notwithstanding the foregoing, in the event Nelson does not deliver the audited financial statements for the immediately preceding fiscal year in a manner that permits the determinations required in the definition of Applicable Base Rate Margin within ninety (90) days of the end of Nelson's fiscal year, commencing at the end of such ninety (90) day period and continuing until such audited financial statements are made available, the Applicable Base Rate Margin shall be the highest rates applicable to Revolving Loans and Terms Loans, as the case may be, as set forth in the preceding chart.

        2. The definition of "Applicable LIBOR Rate Margin" is hereby deleted from page 3 of the Credit Agreement and the following definition is substituted in lieu thereof, effective as of December 23, 1994:

              "Applicable LIBOR Rate Margin" shall mean, with respect to all outstanding Borrowings consisting of LIBOR Advances through March 31, 1994, two and three quarters percent (2.75%) per annum, and with respect to all outstanding Borrowings consisting of LIBOR Advances thereafter, the higher relevant percentage indicated below based upon the percentages indicated for Nelson's Interest Coverage Ratio and Leverage Ratio as determined on the date that is ninety (90) days after the end of each fiscal year of Nelson based upon the audited financial statements for the immediately preceding fiscal year, with such Applicable LIBOR Rate Margin to be immediately effective as of such date with respect to all outstanding amounts under the Revolving Loans or Term Loans, as the case may be:

                                                                 Interest
          Revolving                    Term                      Coverage                   Leverage
            Loans                      Loans                       Ratio                      Ratio
          ---------                    -----                     --------                   --------
            2.50%                      2.75%                     less than                greater than
                                                                  2.0:1.0                   0.45:1.0

            1.50%                      1.75%                   greater than               less than or
                                                                or equal to                 equal to
                                                                2.0:1.0 and               0.45:1.0 and
                                                                 less than                greater than
                                                                  3.2:1.0                   0.35:1.0

            1.0 %                      1.25%                   greater than               less than or
                                                                or equal to                 equal to
                                                                  3.2:1.0                   0.35:1.0

              Notwithstanding the foregoing, in the event Nelson does not deliver the audited financial statements for the immediately preceding fiscal year in a manner that permits the determinations required in the definition of Applicable LIBOR Rate Margin within ninety (90) days of the end of Nelson' s fiscal year, commencing at the end of such ninety (90) day period and continuing until such audited financial statements are made available, the Applicable LIBOR Rate Margin shall be the highest rates applicable to Revolving Loans and Terms Loans, as the case may be, as set forth in the preceding chart.

        3. The definition of "Conversion Date" is hereby amended to delete the date "April 30, 1996" on the second line of the definition and to substitute in lieu thereof the date "April 30, 1997."

        4. The definition of "Final Maturity Date" is hereby amended to delete the date "November 30, 1999" on the second line of the definition and to substitute in lieu thereof the date "April 30, 2001."

        5. Section 2.09 (c) of the Credit Agreement is hereby revised to delete the phrase "Notice of Conversion" in the fourth line of this subparagraph and to insert in lieu thereof the phrase "Notice of Extension."

        6. Nelson shall pay to the Agent, for the account of and distribution of the respective Pro Rata Share (as defined in the Credit Agreement) to each Lender, a one-time fee (the "Revision Fee") of $93,750.00, representing one-eighth of one percent (.125%) of the original principal amount of the Facilities (as defined in the Credit Agreement). One-half of the Revision Fee shall be paid upon the execution of this Amendment, and the remaining one-half shall be paid on January 3, 1995.
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        7.      Except as herein modified and amended, the terms and conditions of the Credit Agreement shall remain in full force and effect.

        8. This Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                             THOMAS NELSON, INC.


                                             By: /s/ Joe L. Powers
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                                             THIRD NATIONAL BANK IN NASHVILLE,
                                             AS AGENT


                                             By: /s/ J. Fred Turner
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                                             THIRD NATIONAL BANK IN NASHVILLE


                                             By: /s/ J. Fred Turner
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                                             NATIONAL CITY BANK


                                             By: /s/ C.C. Tate
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                                             FIRST AMERICAN NATIONAL BANK


                                             By: /s/ Scott M. Bane
                                                 ------------------------------
                                             Title:
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                                             NATIONSBANK OF TEXAS, N.A.


                                             By: /s/ David James
                                                 ------------------------------
                                             Title:
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                                             CREDITANSTALT - BANKVEREIN


                                             By: /s/ Robert M. Biringer
                                                 ------------------------------
                                             Title:
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